UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2023

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Entry Into Merger Agreement

As previously disclosed, On October 16, 2023, SCWorx Corp. (the “Company” or “SCWorx”) entered into a letter of intent to merge with American Energy Partners, Inc. (“American Environmental”) (OTC: AEPT) .

On December 22, 2023, SCWorx entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with American Environmental.

Under the Agreement, the Company has agreed to merge its wholly-owned subsidiary in American Environmental, with American Environmental as the surviving company in the merger. As merger consideration for their shares, American Environmental shareholders will receive shares of SCWorx common stock equal to 83% of the combined Company, on a fully diluted basis, after giving effect to a pre-merger capital raise of up to $6 million by American Environmental, which is a condition to completion of the Agreement. Therefore, SCWorx shareholders will own 17% of the combined company on a fully-diluted basis after the merger.

Upon completion of the Agreement, pursuant to the Merger Agreement, , the board of directors of SCWorx will consist of 5 directors, 4 designated by American Environmental and one designated by SCWorx.

The Company previously engaged Stanton Park, a boutique investment bank, to advise it in connection with the process of reviewing strategic opportunities available to the Company, including the Agreement.

The Agreement has been approved by the boards of directors of both SCWorx and American Environmental and is expected to close in the first quarter of CY 2024. The Transaction will be considered a “reverse merger” because the shareholders of American Environmental will own more than a majority of the outstanding common stock of the Company following completion of the Proposed Transaction. As such, the Agreement is subject to NASDAQ approving a listing application based on initial inclusion standards. In addition, the closing of the Agreement is subject to satisfaction of the following conditions: (i) satisfactory completion of due diligence review by both parties, (ii) American Environmental raising up to $6 Million of equity, and (iii) approval by both SCWorx and American Environmental shareholders, as well as other customary closing conditions.

There can be no assurance that the Agreement will be completed as currently contemplated, or at all.

American Environmental is an environmental services company headquartered in Pennsylvania. Effective October 30, 2023, American Energy Partners, Inc.’s name was changed to “American Environmental Partners, Inc.”, subject to regulatory approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2023

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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